Exhibit 10.3

Document Name	SHORT TERM INCENTIVE PLAN — EXECUTIVE KMPs	Owner	VP, People and Culture
Approved Date		Approver
Review Date		Version

1.                            PURPOSE

These guidelines provide information on the Coronado Global Resources 2019 Short Term Incentive Plan (STIP) of which executive Key Management Personnel (KMPs) of Coronado Global Resources (“the Company”) may be eligibility to participate.

The STIP does not form part of an executive KMP’s contract of employment nor does STIP form part of their salary for the purpose of calculating payment in lieu of notice or any other entitlement (except for superannuation / 401k contributions by the Company).

All payments remain at the absolute discretion of the Company’s Board of Directors and can be reduced or cancelled at any time throughout the performance period.

The performance period relative to these guidelines will commence on January 1, 2019 and conclude December 31, 2019.  The plan will be reviewed annually and is subject to change at the discretion of the Company’s Board of Directors.

2.                            ELIGABILITY

•                      All executive KMP, whose employment commences prior to 1 October 2019 and who are employed on an ongoing basis as at 31 December 2019 will be eligible to participate in the 2019 STIP.

•                      Where a participant ceases employment before 31 December 2019 by reason of redundancy, ill health, death or retirement, they may be entitled to receive a pro-rata amount of the STIP based on the actual performance against the applicable measures and the period employed during the year. Determination of entitlements will be made by the Board of Directors and payment will be made following the end of the 2019 STI period.

3.                            OPPORTUNITY / PAYMENT

•                      Maximum STIP opportunity will be expressed as a percentage of Fixed Annual Remuneration (FAR) for those executive KMP on FAR packages or base salary for those on base arrangements.

•                      Any award of STI to the CEO, President and Chief Operating Officer and Group CFO will be delivered as follows:

•                  50% will be delivered in cash after the release of the Company’s audited full-year financial results; and

•                  50% will be deferred for 12 months and delivered as RSUs that will vest after the release of the Company’s audited full-year financial results for the year following the year of the award. Each RSU is an entitlement to receive one CDI (or, if the Board determines, the equivalent value in cash or Shares), plus additional CDIs (or the equivalent value in cash or Shares) equal to any distributions made, until the

Coronado Curragh Pty Ltd ABN 90 009 362 565	Level 31, Central Plaza One 345 Queen Street GPO Box 51 Brisbane QLD 4000	** **

	Private Mail Bag Blackwater QLD 4717	** **	www.curragh.com.au

RSU is settled. The RSUs are granted for nil consideration. The number of RSUs granted will be calculated by dividing the value of the deferred element of the STI award by the 30-day volume weighted average price of CDIs to 1 January in the fiscal period of the date the STI award is determined. The vesting of the deferred STI will be contingent on continued service to the vesting date (except in certain ‘good leaver’ scenarios).

•                      Awards of STI to other executive KMPs will be delivered in cash without any deferral. Payments will be calculated and made as soon as practicable after the audited results have been received and accepted by the board.

•                      Payments will be calculated based on the participant’s FAR / base salary as at 31 December 2019.

•                      Regardless of business performance, payments may be reduced or cancelled with respect to individual performance or behaviour at the discretion of the Board of Directors.

4.                            STIP MEASURES

The 2019 STIP is performance based, with payments dependent upon the achievement of predetermined targets.

50% of payment will be based on the Coronado Global Resources 2019 STIP scorecard shown below.

		Weighting		STI Award (75%)	STI Award (100%)
Metrics	1 Safety	30%	AU	10% reduction in TRIFR compared to prior year	20% reduction in TRIFR compared to prior year
			US	TRIR = 80% of national average	TRIR = 60% of national average
	2 Production	35%	All	21.7mt	22.3mt
	3 EBITDA	35%	All	US$737m	US$980m

The other 50% will be based on operational / individual goals which will approved by the Board of Directors prior to being finalised with the participant.